FIRST AMENDMENT OF
GUARANTEED PURCHASE AGREEMENT

This First Amendment of Guaranteed Purchase Agreement (the "Amendment") is made and entered into as of the 22nd day of March, 2011, by and between Nelnet, Inc., a Nebraska corporation ("Nelnet") and Union Bank and Trust Company, solely in its capacity as trustee under any trusts established to own or invest in asset backed securities backed by guaranteed student loans ("Union Bank and Trust").

WHEREAS, the parties hereto entered into that certain Guaranteed Purchase Agreement dated as of September 1, 2010 (the "Agreement"), and the parties hereto wish to amend the Agreement under the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Amendment of Agreement. The Agreement is hereby amended in the following respects:

   (a) The first sentence of Section 1 of the Agreement is deleted in its entirety, and the following is inserted in lieu thereof:

   From the date hereof and for a period thereafter of 360 days, and for the period of any extension or renewal hereof, Nelnet does hereby agree to use its best efforts to arrange for a designee to purchase from Union Bank and Trust, or the designee of Union Bank and Trust, Nelnet ABS at a purchase price equal to the principal balance thereof, plus accrued interest thereon (adjusted by the discount, if any, paid by Union Bank and Trust in the original purchase thereof by Union Bank and Trust) upon presentation of a request for purchase by Union Bank and Trust in the manner provided herein.

   (b) The fifth, sixth and seventh sentences of Section 2 of the Agreement are hereby deleted in their entirety, and the following is inserted in lieu thereof:

   Nelnet shall then, within thirty (30) days following receipt of the Purchase Request, use best efforts to arrange a purchase to satisfy the Purchase Request. Any sale, transfer or other disposition of Nelnet ABS shall be made free and clear of any liens, security interests or encumbrances of any nature whatsoever.

   (c) The last sentence of Section 2 of the Agreement is hereby deleted in its entirety.

2. Effect of Amendment. This Amendment shall be effective as of the date first set forth above. Unless expressly modified or amended by this Amendment, all terms and provisions contained in the Agreement shall remain in full force and effect without modification.

Union Bank and Trust Company, trustee	Nelnet, Inc.
By: [signature]	By: [signature]
Title: ASR VP	Title: Asst Secretary